Exhibit 99.1

Zapata Quantum Completes First Phase of Strategic Restructure, Establishing Foundation for Growth

●	Completes $3 million convertible bridge financing including high quality strategic investors as well as insider participation
●	Pays down half of outstanding senior secured debt and converts over $10 million of debt to equity
●	Secures industry-leading quantum computing IP portfolio developed over seven years as a leader in the space
●	Rebrands as Zapata Quantum to reflect focus on quantum application development growth phase

Boston, Mass, September 3, 2025 - Zapata Quantum, Inc. (formerly Zapata Computing Holdings, Inc.) (OTC: ZPTA) (“Zapata” or “Zapata Quantum”), a pioneer in quantum computing application and algorithm development, today announced significant progress on its restructuring plan, with milestones accomplished to date including the completion of a $3 million senior secured convertible bridge financing with participation from high-quality institutional investors and insiders, the repayment of half its senior secured debt, conversion of over $10 million of debt to equity and the securing of its extensive intellectual property portfolio of more than 50 patents developed over seven years as a leader in quantum computing software.

“The successful completion of this first phase of our restructuring plan is a significant milestone and establishes a foundation to allow us to begin executing on our strategic growth initiatives. The completed financing strengthens our capital structure, protects our core intellectual property, and aligns our stakeholders as we enter our growth-ready stage,” said Sumit Kapur, Chief Executive Officer of Zapata Quantum. “It’s a clear vote of confidence in our strategy from high-quality investors, a number of which are highly respected investors known for their successful investments in the quantum computing sector, and who clearly appreciate the scale of the opportunity to continue our legacy as a leading pure-play hardware-agnostic quantum computing software company.”

Completes Convertible Bridge Financing

In June 2025, the company raised a total of $3 million in bridge financing notes closed in two tranches. These secured convertible promissory notes mature in 12 months, bear 10% annual interest, are convertible into ZPTA common stock at $0.04 per share and feature five-year warrants to purchase shares at the same price. Proceeds were used in part to repay $1.1 million of outstanding senior secured debt, thereby securing Zapata’s core IP portfolio.

Strengthens Balance Sheet and Unlocks Path to Growth

The financing as well as $10 million+ in debt to equity conversions have materially strengthened the company’s balance sheet. In July 2025, the board appointed a public accounting firm to assist the company in becoming current on quarterly and annual filings in order to regain SEC compliance, which the company expects to complete in Q4 2025. The company is preparing for the second phase of its plan to reboot operations as it continues to build-out its core team of scientists and advisors, seeks to uplist to a national exchange (such as Nasdaq), and unlocks the path to technical and commercial progress.

Enters Growth-Ready Stage with Leading IP

Zapata Quantum was founded out of Harvard's Quantum Computing Lab more than 7 years ago and as such prioritizes the development of scientific progress and related IP. Today the company has over 50+ related patents and is the only company to have participated across all technical areas of the U.S. Defense Advanced Research Projects Agency’s (DARPA) Quantum Benchmarking (QB) program. This multi-year collaboration produced unique experience, methods and tooling to define a clear path from today’s systems to future fault-tolerant quantum computers capable of delivering extraordinary and measurable economic value.

“Quantum computing is approaching a tipping point where practical, economically valuable applications will emerge,” said Mr. Kapur. “The speed and cost of application development in the quantum ecosystem is still a major gap for industries being able to bring those applications to market. With our unmatched IP portfolio, leadership role in DARPA’s Quantum Benchmarking program and commercial experience with customers such as BP, BASF, and BBVA we are positioned to fill that gap."

Rebrands to Zapata Quantum

In connection with these milestones, the company has rebranded to Zapata Quantum, underscoring its position as the leading hardware-agnostic pure-play software company in the quantum space. Zapata's platform is relevant to a broad range of high-value intractable problems including cryptography, pharmaceuticals, manufacturing, materials discovery, and defense. The name change from Zapata Computing to Zapata Quantum reflects the company’s approach enabling enterprises to future-proof their computational strategies while bridging the capabilities of classical and quantum systems.

About Zapata Quantum

Zapata Quantum is a leading hardware-agnostic pure-play software company in the quantum space, delivering solutions that bridge the gap between classical and quantum computing. With a portfolio of over 50 patents developed over seven years, Zapata’s platform supports a wide range of applications in cryptography, pharmaceuticals, manufacturing, materials discovery, and defense. The company is the only participant across all technical areas of DARPA’s Quantum Benchmarking program and works with Fortune 500 enterprises and government agencies to unlock the potential of quantum computing.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s growth prospects and potential future success, the company’s prospects and ability to achieve various milestones, and the company’s ability to become compliant in its SEC filings and become an exchange-listed company within the specified timeframe. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, our need for additional capital to re-establish material operations and meet future goals and milestone targets which we may be unable to obtain on favorable terms, within the time required or at all, the state of the U.S. economy, inflation and interest rates, the future of U.S. tariff policy, our ability to attract and retain key personnel, our ability to maintain and protect intellectual property rights, our ability to comply with regulatory requirements including the rules and regulations of the Securities and Exchange Commission and a national securities exchange as needed to meet the initial listing standards of a national securities exchange, the risk that software and technology infrastructure on which we depend fail to perform as designed or intended, the possibility that competitors may develop or access technology with similar or superior capabilities to our technology offerings, and the Risk Factors contained in our Prospectus Supplement on Form 424(b)(3) filed with the Securities and Exchange Commission on September 12, 2024. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact:

Richard Land

investors@zapataquantum.com